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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. _________) and related Prospectus of N-Viro International Corporation for the registration of 158,000 Shares of the Company's Common Stock, par value $.01 per Share and to the incorporation by reference therein of our report dated March 12, 1998, with respect to the consolidated financial statements and schedule of N-Viro International Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                     MCGLADREY & PULLEN, L.L.P.

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June 1 1998